UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 8, 2003

Date of Report (Date of earliest event reported)

Axtive Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-20995	13-3778895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1445 Ross Avenue, Suite 4500 Dallas, TX	75202
(Address of principal executive offices)	(Zip Code)

(214) 397-0200

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Item 4.	Changes In Registrant’s Certifying Accountant

In a meeting on August 8, 2003, Grant Thornton LLP (“Grant Thornton”) informed Axtive Corporation, a Delaware corporation (the “Company”), that Grant Thornton would be resigning as the Company’s independent accountant effective immediately. By letter dated August 11, 2003, the Company was formally notified that Grant Thornton had resigned. The resignation of Grant Thornton was not recommended or approved by the Company’s board of directors nor by the audit committee or similar committee of the Company’s board of directors.

On August 13, 2003, the Company engaged KBA Group LLP, Certified Public Accountants, a Professional Corporation (“KBA”), as the Company’s independent accountant for the purpose of reviewing the Company’s unaudited consolidated financial statements for the three months ended June 30, 2003 and the three months ending September 30, 2003. The engagement of KBA was approved by the Company’s board of directors, which constitutes the interim audit committee of the board of directors, on August 13, 2003.

Grant Thornton’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2002 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles. Such reports did include an explanatory paragraph discussing an uncertainty as to the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years ended December 31, 2002, and through August 8, 2003, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedures, which disagreements, if not resolved to its satisfaction, would have caused Grant Thornton to make reference to the subject matter of such disagreements in connection with its reports. During fiscal 2001 and 2002 and through August 8, 2003, there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Grant Thornton with a copy of foregoing disclosures. A letter from Grant Thornton addressed to the Securities and Exchange Commission (“SEC”) stating its agreement with such statements regarding Grant Thornton is attached hereto as Exhibit 16.1.

Prior to engaging KBA, the Company consulted with KBA as to its qualifications, experiences and ability to audit the Company’s financial statements. The Company and KBA did not have substantive discussions regarding the application of accounting principles as to a specified transaction, either complete or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, there are no reports nor written nor oral advice provided by the new independent auditor used in the decision to retain KBA, and the Company has not otherwise consulted KBA with respect to such issues. Further, as discussed above, there have been no reportable events as defined in Item 304(a)(1)(iv) of Regulation S-K.

The Company requested that KBA review the foregoing disclosures. KBA has advised the Company that it has reviewed the foregoing disclosures and has no basis on which to submit a letter addressed to the SEC in response to Item 304(a) of Regulation S-K.

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Item 5.	Other Events.

On August 13, 2003, the Company announced the resignation of David N. Pilotte, Executive Vice President and Chief Financial Officer, and announced the appointment of Molly W. MacTaggart as Interim Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

16.1	Letter from Grant Thornton to the SEC regarding change in certifying accountant.
99.1	Press release dated August 13, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXTIVE CORPORATION

Date:	August 14, 2003	By:	/s/ MOLLY W. MACTAGGART
Molly W. MacTaggart Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Grant Thornton to the SEC regarding change in certifying accountant.

99.1	Press release dated August 13, 2003.

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